                               STOCK PURCHASE AGREEMENT

       THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 11th day of June, 1999, by and between Hoover's, Inc., a Delaware corporation (the "Company"), and Knowledge Net Holdings, L.L.C., a Delaware limited liability company (the "Investor").

       THE PARTIES HEREBY AGREE AS FOLLOWS:

       1.     PURCHASE AND SALE OF STOCK.

              1.1 SALE AND ISSUANCE OF COMMON STOCK. Contemporaneously with the execution of a certain Strategic Relationship Agreement by the Company and Investor (the "Relationship Agreement") and subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to Investor at the Closing, 1,363,636 (post-split) shares of the Company's Common Stock, $0.01 par value (the "Stock") for an aggregate consideration of $7,445,453.

              1.2 CLOSING. The purchase and sale of the Stock (the "Closing") shall take place at the offices of Brobeck, Phleger & Harrison LLP, 301 Congress Avenue, Suite 1200, Austin, Texas 78701 at 11:00 A.M., on June 11, 1999, or at such other time and place as the Company and Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing Date"). At the Closing, the Company shall deliver to Investor a certificate representing the Stock upon receipt of the purchase price therefor in immediately available funds.

       2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

       The Company hereby represents and warrants to Investor that, except as set forth on a Company Disclosure Statement delivered to the Investor (the "Company Disclosure Statement"):

              2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the assets, liabilities, business, properties, financial condition, operating results, or prospects of the Company.

              2.2    CAPITALIZATION AND VOTING RIGHTS.

                     (i) The Company is currently authorized to issue 7,500,000 shares of common stock, $0.01 par value per share ("Common Stock"), of which 9,265,500 (post-split) shares of Common Stock are issued and outstanding and are owned of record by the persons, and in the numbers, specified in the Company Disclosure Statement as of April 30, 1999. As of April 30, 1999, except as disclosed in the Company Disclosure Statement, no other shares of Common Stock were outstanding. All issued and outstanding shares of the Company's Common Stock have been duly and validly authorized and issued, are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any past or present stockholder. The

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board of directors of the Company has authorized an increase in the authorized shares to 160,000,000 shares, consisting of 150,000,000 shares of Common Stock and 10,000,000 shares of undesignated preferred stock. Such increase will be reflected in an Amended and Restated Certificate of Incorporation (the "Restated Certificate") to be filed with the Secretary of State of the State of Delaware. The board of directors has authorized, and the stockholders of the Company have approved, a 2 for 1 stock split for the Company's stockholders of record as of May 4, 1999, and all post-split share amounts reflect such split.

                     (ii) As of April 30, 1999, there were outstanding warrants to purchase 2,181,360 (post-split) shares of Common Stock and options to purchase 2,888,200 (post-split) shares of Common Stock held by the persons, in the amounts, and with the exercise prices specified in the Company Disclosure Statement. The Company has reserved an additional 1,084,660 (post-split) shares of Common Stock for issuance under its stock option plans. The Company has reserved 200,000 (post-split) shares of Common Stock for issuance under its 1999 Employee Stock Purchase Plan. Additionally, the Company may issue up to 1,642,500 (post-split) shares of Common Stock in connection with contemplated strategic alliances (including this Agreement with Investor) and an undetermined number of shares in its contemplated initial public offering. Except as (i) set forth above, (ii) as set forth on the Company Disclosure Statement and (iii) the repurchase rights of the Company under its stock option plans, there are not outstanding any options, warrants, rights (including conversion, preemptive rights or rights of first refusal), securities convertible into or exchangeable for capital stock, or agreements of any kind for the purchase, subscription or acquisition from the Company of any of its securities. All issued and outstanding shares of Common Stock, warrants to purchase shares of Common Stock and options to purchase shares of Common Stock have been duly authorized and validly issued and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended, and any relevant state securities laws or pursuant to valid exemptions therefrom.
Except as otherwise contemplated herein or on the Company Disclosure Statement, the Company is not a party to or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents, or the sale or restrictions on transfer with respect to any security of the Company. There are no outstanding obligations of the Company to purchase or redeem any securities of the Company. The Company Disclosure Statement describes the registration rights previously granted.

              2.3 SUBSIDIARIES. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, partnership, or other business entity.

              2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Relationship Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, sale, issuance (or reservation for issuance) and delivery of the Stock being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement and the Relationship Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms. The Stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully

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paid and nonassessable and, subject to the accuracy of the Investor's representations in Section 3 hereof, will be issued in compliance with all applicable federal and state securities laws and will be free of any liens or encumbrances created by or imposed upon the holders thereof through action of the Company except as set forth in the Stockholders Agreement attached hereto as EXHIBIT A (the "Stockholders Agreement"). The Stockholders Agreement has been executed by all stockholders of record and all amendments to the Stockholders Agreement have in each case been approved by the requisite vote or consent of stockholders.

              2.5 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the Relationship Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, properties, liabilities, financial condition, operating results, prospects, or business of the Company (as such business is currently conducted and as it is proposed to be conducted) or any change in the current equity ownership of the Company, nor, to the Company's knowledge, is there any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or other governmental judicial body. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate. The Company Disclosure Statement lists all actions, suits and proceedings to which the Company is a party and which are currently pending.

              2.6 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any provisions of its Certificate of Incorporation (the "Charter"), Bylaws or any agreement listed on the Company Disclosure Statement pursuant to Section 2.8. The Company is not in violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or of any provision of any law, federal or state statute, rule or regulation applicable to the Company, the violation or default of which, as the case may be, would have a material adverse effect upon the assets, properties, financial condition, liabilities, operating results, prospects, or business of the Company (as such business is currently conducted and as it is proposed to be conducted). The execution, delivery and performance of this Agreement and the Relationship Agreement and the issuance and sale of the Stock pursuant hereto and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or default under its Charter or Bylaws or constitute, with or without the passage of time and giving of notice, either a violation or default under any provision, instrument, judgment, order, writ, decree or contract to which the Company is a party or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company. The Company is not required to obtain any consents from third parties or governmental agencies in connection with the performance of its obligations hereunder, other than the amendment to the Stockholders Agreement.

              2.7 STOCKHOLDERS, DIRECTORS AND OFFICERS; INDEBTEDNESS. The Company is not currently indebted to its officers, directors, stockholders or employees of the Company or any of their respective relatives, other than travel, relocation, and other expenses which are advanced and reimbursed in the ordinary course of business and for payment of salary for services rendered and for other standard employee benefits generally made available to all employees. To the best of the Company's knowledge, none of the officers or directors or significant employees or consultants of the Company, has, individually or collectively, a material interest in any entity which is a competitor, customer or supplier of (or has any existing contractual relationship with) the Company except as set forth in this Agreement or the Stockholders Agreement. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

              2.8    AGREEMENTS; ACTION.

                     (a) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs, or decrees, excluding trade payables, to which the Company is a party or by which it is bound that may involve obligations (contingent or otherwise) of the Company in excess of $100,000.

                     (b) The Company has not (i) declared or paid any dividends, or authorized or made any distribution, upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed, (iii) incurred any other liabilities individually in excess of $100,000 or, in the case of liabilities individually less than $100,000, in excess of $1,000,000 in the aggregate, (iv) made any loans or advances to any person, other than ordinary advances for travel expenses, or (v) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

                     (c) There are no agreements, understandings, instruments, contracts. or proposed transactions between the Company and any officer, director, or affiliate thereof.

                     (d) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs, or decrees involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

              2.9 DISCLOSURE. The Company has provided the Investor with all the information which such Investor has requested for deciding whether to purchase the Stock and all information which the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement, the Relationship Agreement nor any other statements or certificates made or delivered in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

              2.10 CORPORATE DOCUMENTS. The Charter and Bylaws of the Company are in the form previously provided to the Investor shall be amended and restated in the form of Restated Certificate previously provided to the Investor.

              2.11 FINANCIAL STATEMENTS. The Company has delivered to Investor its financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of cash flows, including notes thereto) at March 31, 1999 and for the fiscal year then ended (the "Financial Statements"). The Company's auditors will sign their audit opinion for the Financial Statements after the two for one stock split is completed. The Financial Statements are in accordance with the books and records of the Company, are complete and accurate in all material respects, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The Financial Statements fairly present the financial condition and operating results of the Company as of the date, and for the period, indicated therein. The Financial Statements reflect a 2 for 1 stock split authorized by the Board of Directors on May 4, 1999. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

              2.12   CHANGES.  Since March 31, 1999, there has not been:

                     (a) any material adverse change in the assets, properties, liabilities, financial condition, operating results, or business of the Company (as such business is currently conducted and as it is proposed to be conducted) from that reflected in the Financial Statements;

                     (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, liabilities, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                     (c) any waiver by the Company of a valuable right or of a material debt owed to it;

                     (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, liabilities, financial condition, operating results, prospects, or business of the Company (as such business is currently conducted and as it is proposed to be conducted);

                     (e) any material change in any compensation arrangement or agreement with any employee; or

                     (f) to the Company's knowledge, any other event or condition of any character which might materially and adversely affect the assets, properties, liabilities, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted).

              2.13 EMPLOYEES. To the best of the Company's knowledge and belief, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others. There is neither pending nor, to the Company's knowledge and belief, threatened any actions, suits, proceedings or claims, or to its knowledge any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence. The Company does not have any collective bargaining agreement covering any of its employees. Each employee, including Patrick J. Spain, the Chairman and Chief Executive Officer of the Company, is an at-will employee of the Company. No labor union or other collective bargaining unit represents or claims to represent any of the Company's employees. To the best of the Company's knowledge and belief, there is no union campaign threatened or being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any Company employees. The Company has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including, without limitation, those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll-related taxes, and it has not received any notice alleging that it has failed to comply in any material respect with any of the foregoing. There are no controversies, disputes or proceedings pending or, to the best of the Company's knowledge and belief, threatened, between the Company and any of its employees.

              2.14 EMPLOYEE BENEFIT PLANS. Neither the Company nor any trade or business (whether or not incorporated) which is under control, or which is treated as a single employer, with the Company under Section 414(b), (c), (m) or
(o) of the Internal Revenue Code of 1986, as amended, maintains, contributes to or has or had an obligation to contribute to any employee benefit plan within the meaning of Section 3(B) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than those plans which are set forth on the Company Disclosure Statement. All such employee benefit plans are in compliance in all material respects with ERISA and all other applicable laws. The Company does not maintain any life or health benefits plan which provides for continuing benefits or coverage for any individual or any dependent of any individual after the termination of such individual's services to the Company, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and at the sole expense of the individual or the individual's dependent.

              2.15 TAX RETURNS, PAYMENTS AND ELECTIONS. The Company has timely filed all federal, state and local tax returns and reports as required by law. These returns and reports are true and correct in all material respects and were properly prepared. The Company has paid all taxes and other assessments due, except those contested by it in good faith and for which adequate reserves have been established, which are listed in the Company Disclosure Statement. To the Company's knowledge, the provision for taxes of the Company as reflected in the Financial Statements is adequate for taxes due or accrued as of the date thereof. No deficiencies for any taxes for which the Company may be liable have been asserted or assessed against the Company and there are no liens for taxes upon any of the assets of the Company. The Company has not been made a party to any pending action or proceeding by any governmental authority for the assessment or collection of taxes, nor has any claim for the assessment or collection of taxes been proposed or asserted against the Company. No federal, state or local tax audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or returns for which the Company may be liable.

              2.16   PRIVATE PLACEMENT.    Neither the Company, nor any person
acting on its behalf, has taken any action which would require registration of the offering and sale of the Stock or which would violate applicable federal or state securities laws or any rules, regulations or policies adopted thereunder. The Company will not, and will not authorize anyone to, take any action which would subject the issuance or sale of any of the Securities to Section 5 of the Act. Subject to the accuracy of the Investor's representations in Section 3 hereof, no consent, approval, permit, order or authorization of, or any qualification, registration, designation or filing with any federal or state securities regulator is required, except for the filing of a Form D with the United States Securities and Exchange Commission which will be made timely.

              2.17 TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. The Company has good and marketable title to its properties and assets and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge, except (i) tax, materialmen's or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings, or (ii) possible minor liens or encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and which have not arisen otherwise then in the ordinary course of business.

              2.18 FRANCHISES, LICENSES, TRADEMARKS, PATENTS AND OTHER RIGHTS. The Company has all franchises, licenses and other similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and it is not in default in any material respect under any of such franchises, permits, licenses or other similar authority. To the best of the Company's knowledge, the Company possesses all patents, patent rights, trademarks, trademark rights, trade names, trade names rights, copyrights, trade secrets, information and other proprietary rights and processes necessary to conduct its business as now being conducted and as planned to be conducted without conflict with or infringement upon any valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company. The Company has not received any notice of infringement upon or conflict with the asserted rights of others that has not been resolved.

              2.19 INTELLECTUAL PROPERTY. To the best of the Company's knowledge, in the preparation of its books, software, online products and offerings and other information products, the Company has not violated the copyright or other intangible or intellectual rights of any third party. The Company is not aware of any competitor of the Company that is, without authorization, extracting substantial portions of a Company database in order to compete with the Company. No third party has complained to the Company or filed any legal action in connection with the Company's practice of linking to third party sites on the World Wide Web or the Internet.

              2.20 EMPLOYEE STOCK OPTIONS. All of the outstanding options indicated in Section 2.2(ii) were issued under either the Company's 1990 Stock Option Plan, 1992 Stock Option Plan, 1995 Stock Option Plan , 1996 Stock Option Plan or 1999 Stock Incentive Plan (the "Option Plans"). Except as set forth in the Company Disclosure Statement, no options to purchase shares of Common Stock have been issued to any person for the performance of personal services for the Company or any affiliate thereof other than under the Option Plans and the Company does not sponsor or maintain any plan or arrangement to award, sell or otherwise transfer equity interests in the Company to employees or independent contractors other than the Option Plans. The Option Plans and the shares of Common Stock reserved for issuance thereunder have been duly authorized and approved by the Board of Directors of the Company and by the Company's stockholders, and the terms of each Option Plan are set forth in a written document. The terms of each outstanding option issued under the Option Plans are consistent with the terms of the Option Plan under which the option is issued.

              2.21 INVESTMENT COMPANY. The Company is not an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

              2.22 INSURANCE. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company and its properties and business against such losses and risks, and in such amounts, as are customary in the case of companies of established reputation engaged in the same or similar business and similarly situated.

       3.     REPRESENTATIONS AND WARRANTIES OF INVESTOR.

       Investor hereby represents and warrants that:

              3.1 AUTHORIZATION. This Agreement constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

              3.2 LITIGATION. There is no action, suit, proceeding or investigation pending or, to Investor's knowledge, currently threatened against Investor which questions the validity of this Agreement or the right of Investor to enter into it, or to consummate the transactions contemplated hereby, nor, to Investor's knowledge, is there any basis for the foregoing.

              3.3 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default of any provisions of Investor's certificate of formation or any operating agreement which may be adopted by Investor. The Investor is not required to obtain any consents from third parties or governmental agencies in connection with the performance of its obligations hereunder.

              3.4 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Stock will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Stock. Investor represents that it has full power and authority to enter into this Agreement.

              3.5 DISCLOSURE OF INFORMATION. Investor represents that it has had an opportunity (a) to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Stock and (b) to obtain additional information to verify the accuracy of the other information provided by the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

              3.6 INVESTMENT EXPERIENCE. Investor acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Stock. Investor also represents it has not been organized for the purpose of acquiring the Stock.

              3.7 ACCREDITED INVESTOR. Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D, as currently in effect, promulgated by the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933 (the "Act").

              3.8 RESTRICTED SECURITIES. Investor understands (a) that the Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering, (b) that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances, and (c) that the Company may require a legal opinion of Investor's counsel with respect to unregistered transfers, except with respect to transfers to Affiliates (as hereinafter defined).

              3.9 LEGENDS. Investor understands that the certificates evidencing the Stock may bear the following legend at the discretion of the
Company:

       "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any state, and may not be sold or transferred in the absence of an effective registration statement under the Act or an opinion of counsel reasonably satisfactory to Hoover's Inc. (the "Company") to the effect that an exemption from registration thereunder is available."

       4.     CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING.

       The obligation of Investor under Section 1.1 of this Agreement is subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Investor unless the Investor consents in writing thereto:

              4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

              4.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing in all material respects.

              4.3 CONDUCT OF BUSINESS. Until Closing, the Company shall have conducted its business in the ordinary course consistent with past practice other than as required in connection with the Company's currently planned initial public offering of Common Stock. For purposes of this Section 4.3, the Company's (i) issuance of stock options and other securities to its employees, directors and consultants and (ii) issuance of securities as contemplated in
Section 2.2(ii) shall be deemed by the parties to be in the ordinary course.

              4.4 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to Investor at the Closing a certificate on behalf of the Company certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

              4.5 ISSUANCE OF STOCK. The Company shall have delivered to Investor a certificate or certificates representing the Stock.

              4.6 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be satisfactory in form and substance to Investor and Investor's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

              4.7 STOCKHOLDER WAIVER. The Stockholders of the Company shall have waived any preemptive rights with respect to the Stock.

              4.8 ADDITION TO STOCKHOLDERS AGREEMENT. The Investor shall have become a party to the Stockholders Agreement.

              4.9 LEGAL OPINION. Investor shall have received from Brobeck, Phleger & Harrison LLP, counsel to the Company, an opinion addressed to Investor, dated the Closing Date, addressing the opinions set forth on EXHIBIT B hereto.

              4.10 STRATEGIC RELATIONSHIP AGREEMENT. The Company and the Investor shall have executed the Strategic Relationship Agreement in the form attached hereto as EXHIBIT C (the "Strategic Relationship Agreement").

              4.11 SECRETARY'S CERTIFICATE. The Secretary of the Company shall deliver to the Investor at the Closing a certificate on behalf of the Company certifying (i) a true and correct copy of the Stockholders Agreement (as executed by all stockholders) to be of continuing effect as of the Closing Date, (ii) resolutions of the board of directors of the Company to be duly adopted and in full force and effect on the Closing Date authorizing the execution, delivery and performance of this Agreement and the Stockholders Agreement, (iii) true and correct copies of the Charter and bylaws of the Company to be of continuing effect as of the Closing Date, and
(iv) receipt of the stockholder waiver required by Section 4.7.

       5.     CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.

       The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

              5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Investor contained in Section 3 shall be true on and as of the Closing in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing.

              5.2 PERFORMANCE. Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing in all material respects.

              5.3 PAYMENT OF PURCHASE PRICE. Investor shall have delivered the purchase price for the Stock specified in Section 1.1 hereof.

              5.4 COMPLIANCE CERTIFICATE. A duly authorized officer of the Investor shall deliver to the Company at the Closing a certificate on behalf of the Investor certifying that the conditions specified in Sections 5.1, 5.2 and
5.3 have been fulfilled.

              5.5 STOCKHOLDER WAIVER. The Stockholders of the Company shall have waived any preemptive rights with respect to the Stock.

              5.6 ADDITION TO STOCKHOLDERS AGREEMENT. The Investor shall have become a party to the Stockholders Agreement.

              5.7 STRATEGIC RELATIONSHIP AGREEMENT. The Company and the Investor shall have executed the Strategic Relationship Agreement.

              5.8 GUARANTEE. Knowledge Enterprises, Inc., a Delaware corporation, the parent of the Investor, shall have executed and delivered to the Company a Guaranty in favor of the Company guaranteeing the obligations of the Investor under this Agreement and the Strategic Relationship Agreement in the form attached hereto as EXHIBIT D.

       6.     ADDITIONAL COVENANTS.

              6.1 DELIVERY OF FINANCIAL STATEMENTS. For so long as the Investor is a stockholder of the Company and until such time as the Company shall have a class of securities registered under the Securities Exchange Act of 1934, the Company shall deliver to Investor:

                     (a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, the consolidated balance sheet and statements of income and cash flow for such fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied; and audited by a nationally recognized firm of independent certified public accountants;

                     (b) within 45 days of the end of each quarter, (i) the consolidated balance sheets of the Company and its subsidiaries and statements of income and cash flow for such quarter certified by the Company's Chief Financial Officer as presenting fairly the consolidated financial position and results of operations of the Company and its consolidated subsidiaries in accordance with generally accepted accounting principles, consistently applied (with the exception of supporting footnotes) and (ii) comparisons of such statements to budget for and as of the end of such quarter in reasonable detail; and

                     (c) such other information relating to the financial conditions, business prospects or corporate affairs of the Company as Investor may from time to time reasonably request to comply with applicable Securities and Exchange Commission and other governmental filing requirements and such other information as Investor may reasonably request, including, but not limited to, any reports or information furnished to the Company's lenders or reports or other filings made to or filed with governmental authorities and internally generated periodic financial reports; PROVIDED, HOWEVER, that the Company shall not be obligated under this Section 6.1(c) to provide information which it deems in good faith to be a trade secret or similar confidential information.

              6.2 BOARD REPRESENTATION. Prior to a firm commitment, underwritten public offering of the Company's Common Stock (a "Qualified Offering"), the Investor shall be entitled to designate a board member, reasonably satisfactory to the Company, to the Company's Board of Directors, to serve until the next annual meeting of the Company's stockholders, and the Company agrees not to maintain a Board of Directors that exceeds ten directors. Subsequent to a Qualified Offering, the Company shall have no further obligations pursuant to this Section 6.2.

              6.3 STANDSTILL AGREEMENT. For a period of three years subsequent to the Closing, unless otherwise approved by a majority of the disinterested members of the Company's Board of Directors, Investor and its Affiliates shall not, directly or indirectly, acquire beneficial ownership of or voting control over any shares of Common Stock if the effect of such acquisition would be to increase the aggregate number of shares of Common Stock then beneficially owned, directly or indirectly, or over which there is voting control by Investor and its Affiliates to greater than forty-nine percent (49%) of shares of Common Stock outstanding. For purposes of this Agreement, "Affiliate" of Investor shall mean any person directly or indirectly controlling, controlled by, or under common control with Investor, including officers and directors. For purposes of this Section 6.3, "voting control" shall mean the power to vote or to direct the voting, whether directly or indirectly, through an Affiliate, contractual right, verbal understanding, or otherwise. For purposes of this Section 6.3, "beneficial ownership" shall have the same meaning as in Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934.

              6.4 REGISTRATION: LISTING ON SECURITIES EXCHANGES. If at any time the Company proposes or determines to register any Common Stock held by a stockholder of the Company (other than pursuant to registration on Form S-8 or any successor form) in a secondary underwritten offering to the public for cash, the Company will (a) promptly give written notice thereof to the Investor and
(b) include in such registration (and any related qualification under blue sky laws or other state securities laws), and in the underwriting involved therein, all the Common Stock specified by the Investor in a written request, received by the Company within thirty (30) days after the mailing of such written notice by the Company; provided, that if the managing underwriters advise the Company in writing that in their opinion marketing factors require a limitation in the number of securities to be included, the Company will include in such registration (i) first, any Common Stock offered by the Company, and (ii) second, if all the Company's Common Stock is included in the registration, the number of shares of Common Stock requested to be included that, in the opinion of such underwriters, can be sold, PRO RATA among the respective stockholders of the Company on the basis of the amount of Common Stock owned by each such stockholder assuming exercise of all outstanding warrants and options to purchase shares of Common Stock. The Company shall not grant any registration rights inconsistent with the rights granted to Investor herein. The price at which the Investor's Common Stock being registered in such offering are offered to the public shall be equal to the price at which the Company's Common Stock is offered to the public in such registration. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. The Investor shall be required to pay underwriter discounts and commissions, pay incremental expenses of the offering attributable to the registration of Investor's stock, provide indemnification to the Company and the underwriters, provide a lockup agreement, and comply with such other terms and conditions, in each case, only to the extent required of the other stockholders selling Common Stock pursuant to such offering. The Company will indemnify Investor against any damages incurred by Investor as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement except to the extent such damages result from information provided to Company by Investor for inclusion in such registration statement.

              6.5 EXCLUSIVITY. Neither the Company nor any of the officers, directors or representatives of the Company shall, directly or indirectly, solicit, initiate or otherwise participate with respect to any inquiries or proposals concerning any substantial equity investment in the Company, other than with respect to investments by up to two other strategic partners of up to $2.0 million each and the contemplated initial public offering of the Company's Common Stock, until the earlier of the Closing or the termination of this Agreement in accordance with Section 7.1. If the Company shall fail to comply with the requirements of this Section 6.5, the Company shall reimburse Investor for Investor's out-of-pocket expenses incurred in connection with this transaction.

              6.6    NONEXCLUSIVE REMEDIES.  If

                     (a) the Company shall be in default of this Agreement as a result of the occurrence of a material failure to comply with the requirements of Sections 6.1, 6.2 and 6.4 hereof; or

                     (b) the Investor shall be in default of this Agreement as a result of the occurrence of a material failure to comply with the requirements of Section 6.3 hereof;

              then the Company and Investor agree that monetary remedies are inadequate as relief for each of the defaults set forth above and that it is not possible to measure the economic loss as a result of any such default. Therefore, in the event of a default by the Company of any items set forth in subsection (a) hereof, and in the event of a default by Investor of any items set forth in subsection (b) hereof, Investor and the Company, as the case may be, at its sole option, may enforce specific performance of the provisions referenced in subsections (a) or (b), respectively, each against the other. In addition to and not to the exclusion of any other remedy at law or in equity, Investor and the Company, as the case may be, may pursue any other available remedy for such default, including the recovery of monetary damages.

       7.     TERMINATION.

              7.1 This Agreement may be terminated at any time prior to the Closing Date:

                     (a)    by mutual consent of the Company and the Investor;
or

                     (b) by either the Company or the Investor on or after June 30, 1999, upon written notice to the other if the Closing has not occurred; or

                     (c) by Investor if any of the conditions in Section 4 shall have become incapable of fulfillment and shall not have been waived by Investor; or

                     (d) by the Company if any of the conditions in Section 5 shall have become incapable of fulfillment and shall not have been waived by the Company; or

                     (e) by either the Company or the Investor if any representation and warranty of the other party set forth in this Agreement are then materially incorrect.

              7.2 In the event of termination of this Agreement as provided above, all provisions of this Agreement except Sections 8.1, 8.8, 8.9, and 8.10 shall become null and void and of no further force and effect, and there shall be no liability under such void sections on the part of either the Company or the Investor or their respective officers and directors; provided, however, that nothing herein shall relieve any party for liability for a breach of this agreement prior to termination.

       8.     MISCELLANEOUS.

              8.1 ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby.

              8.2 SUCCESSORS AND ASSIGNS. Investor may assign this Agreement only to an Affiliate in conjunction with the assignment of the Stock pursuant to the terms of the Stockholders Agreement, as amended. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

              8.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware, without reference to such state's principles of conflicts of laws.

              8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              8.5 SURVIVAL OF WARRANTIES. The warranties, representations, and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement until termination of this Agreement in accordance with Section 7, or for the period ending 18 months following the Closing Date and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company provided that the representations regarding the capitalization of the Company in Section 2.2 of this Agreement shall survive for the period ending 30 days after the expiration of any applicable statute of limitations. All covenants and agreements set forth in this Agreement, including without limitation Sections 6.1, 6.2, 6.3, 6.4, 6.5 and 8.6, shall survive the Closing until fully discharged and performed or terminated in accordance with the terms hereof.

              8.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon (i) personal delivery or delivery by nationally recognized overnight courier to the party to be notified, (ii) deposit with the United States Post Office, by registered or certified mail, postage prepaid, or
(iii) delivery by facsimile transmission for such party, at such address or facsimile telephone number, as the case may be, as is set forth on the signature pages hereof, or at such other address or number as such party may designate by 10 days advance written notice to the other party in accordance herewith.

              8.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

              8.8 EXPENSES. Subject to Section 6.5, irrespective of whether the Closing is effected, the Company and the Investor shall each pay all costs and expenses that they each incur with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

              8.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

              8.10 SEVERABILITY. The invalidity of any portion hereof shall not affect the validity, force, or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, the parties agree that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law against those for whom it may be enforceable, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

              8.11 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         HOOVER'S, INC.




                         By:   /s/ Patrick J. Spain
                               -----------------------------
                               Patrick J. Spain, President

                         Address: 1033 La Posada Drive
                                  Suite 250
                                  Austin, Texas  78752
                                  Telephone: 512/374-4545
                                  Facsimile: 512/374-4600

                         With a copy to:

                                Ronald G. Skloss
                                Brobeck, Phleger & Harrison, LLP
                                301 Congress Avenue, Suite 1200
                                Austin, Texas  78701
                                Telephone: 512/479-2962
                                Facsimile: 512/477-5813



                         INVESTOR

                         KNOWLEDGE NET HOLDINGS, L.L.C.



                         By:   /s/ Steven B. Fink
                               -----------------------------
                               Steven B. Fink, President

                         Address:  844 Moraga Drive
                                   Los Angeles, California  94049
                                   Telephone: 310/440-3660
                                   Facsimile: 310/440-3676

                         With a copy to:


                              Maron & Sandler
                              844 Moraga Drive

                     [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                              Los Angeles, California 90049
                              Telephone:     310/440-3600
                              Facsimile:     310/440-3690